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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 333-87013, 333-104321 and 333-111751 of The Sports Authority Inc. (formerly Gart Sports Company) on Form S-8 and No. 333-87410 on Form S-3 of The Sports Authority Inc. (formerly Gart Sports Company) of our report dated April 13, 2004 appearing in this Annual Report on Form 10-K of The Sports Authority Inc. (formerly Gart Sports Company) for the year ended January 31, 2004.

DELOITTE & TOUCHE LLP

Denver, Colorado
April 13, 2004

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INDEPENDENT AUDITORS' CONSENT